BCB Bancorp, Inc., Announces Record Quarterly Earnings (Unaudited)

BAYONNE, N.J. - April 26, 2006 - BCB Bancorp, Inc., Bayonne, NJ (NASDAQ: BCBP) announced an increase in net earnings of $184,000 or 16.1% to $1,329,000 for the quarter ended March 31, 2006 compared to $1,145,000 for the quarter ended March 31, 2005. Basic and diluted earnings per share were $0.27 and $0.26 respectively for the three months ended March 31, 2006 as compared to $0.31 and $0.29 per share for the three months ended March 31, 2005. The weighted average number of common shares outstanding for the three months ended March 31, 2006 for basic and diluted earnings per share calculation purposes was 5,002,000 and 5,159,000 respectively. The weighted average number of common shares outstanding for the three months ended March 31, 2005 for basic and diluted earnings per share calculation purposes was 3,742,000 and 3,922,000 respectively.

As of March 31, 2006 total assets increased by $16.5 million or 3.5% to $482.7 million from $466.2 million at December 31, 2005. Loans receivable increased by $24.1 million or 8.5% to $308.6 million at March 31, 2006 from $284.5 million at December 31, 2005. Securities held-to-maturity increased by $1.2 million or 0.9% to $141.2 million at March 31, 2006 from $140.0 million at December 31, 2005. Deposits increased by $14.7 million or 4.1% to $377.6 million at March 31, 2006 from $362.9 million at December 31, 2005. Total stockholders' equity increased by $1.4 million or 2.9% to $49.2 million at March 31, 2006 from $47.8 million at December 31, 2005.

Net income increased by $184,000 or 16.1% to $1.3 million for the three months ended March 31, 2006 from $1.1 million for the three months ended March 31, 2005. The increase in net income reflects increases in net interest income, non-interest income and a decrease in the provision for loan losses, partially offset by increases in non-interest expense and income taxes. Net interest income increased by $674,000 or 17.9% to $4.4 million for the three months ended March 31, 2006 from $3.8 million for the three months ended March 31, 2005. This increase resulted primarily from an increase in average interest earning assets of $90.6 million or 24.3% to $463.9 million for the three months ended March 31, 2006 from $373.3 million for the three months ended March 31, 2005, funded primarily through an increase in average interest bearing liabilities of $65.0 million or 19.6% to $395.9 million for the three months ended March 31, 2006 from $330.9 million for the three months ended March 31, 2005, partially offset by a decrease in the net interest margin to 3.82% for the three months ended March 31, 2006 from 4.04% for the three months ended March 31, 2005. For the three months ended March 31, 2006, return on average assets, annualized was 1.12%, return on average stockholders equity, annualized was 11.00%, the Bank's efficiency ratio was 49.9% and the Bank originated $43.2 million of loans.

Donald Mindiak President & CEO commented that, "our ability to continue to grow our balance sheet through competitive pricing of our loans and deposits has continued to enhance operating results. As the industry faces an ever challenging yield curve and interest rate cycle, judicious balance sheet management with a keen eye towards maintaining credit quality will play a more integral role in producing competitive operating results. The net proceeds from

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the  offering of common  stock  completed  in  December  2005 has  provided  the additional capital which will provide the support for our growth, and our ability to successfully leverage that capital will be a goal we eagerly anticipate embracing. As we move forward in 2006, our expansion plans to our new office in Hoboken, New Jersey is expected to open in the second half of 2006. We believe that the successful execution of these and other initiatives will be the driving force to continued franchise and shareholder value."

Bayonne Community Bank presently operates three offices located in Bayonne, New Jersey.

This discussion, and other written material, and statements management may make, may contain certain forward-looking statements regarding the Company's prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Bank's Annual Report on Form 10-K and in other documents filed by the Bank with the FDIC or the Securities and Exchange Commission from time to time. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identified by the use of the words "plan," "believe," "expect," "intend," "anticipate," "estimate," "project," "may," "will," "should," "could," "predicts," "forecasts," "potential," or "continue" or similar terms or the negative of these terms. The Company's ability to predict results or the actual effects of its plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, legislation, and regulation; changes in monetary and fiscal policies of the United States Government, including policies of the United States Treasury and Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition, and demand for financial services, loan, deposit, and investment products in the Company's local markets; changes in accounting principles and guidelines; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting the Company's operations, pricing and services.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this discussion. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.